Exhibit 5.1

[Letterhead of Kane Kessler, P.C.]

June 15, 2017

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Black Diamond, Inc.

Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to Black Diamond, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration by the Company under the Securities Act of 1933, as amended, of an aggregate of 7,560,961 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), $0.0001 par value per share, pursuant to the Company’s 2015 Stock Incentive Plan (the “Plan”).

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We have relied, without independent investigation, upon a certificate from the Company’s Chief Administrative Officer and Chief Financial Officer as to certain factual and other matters including that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation, as amended, exceeds by at least the number of shares which may be issued in connection with the Plan, the sum of (i) the number of shares of the Company’s Common Stock outstanding, (ii) the number of shares of the Company’s Common Stock held as treasury shares, and (iii) the number of shares of the Company’s Common Stock which the Company is obligated to issue (or has otherwise reserved for issuance for any purposes), and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the due and proper issuance of such Shares. We have assumed for purposes of this opinion that options issued under the Plan and the Shares issuable upon exercise of such options have been duly authorized by all necessary corporate action on the part of the Company and such options have been duly authorized and granted under the Plan. We express no opinion regarding any shares reacquired by the Company after initial issuance.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein.

Subject to the limitations stated in this letter, and subject further to the following limitations, it is our opinion that the Shares issued or issuable by the Company, under and in accordance with all of the provisions of the Plan, will, upon delivery thereof and receipt by the Company of all and adequate consideration owed to the Company therefor (assuming such consideration exceeds the par value therefor), be validly issued, fully paid and non-assessable.

The foregoing assumes that the aforesaid Registration Statement will become and remain effective under the Securities Act of 1933, as amended, prior to any offering of the Shares pursuant to the terms thereof and will be amended, as appropriate, and that there will be compliance with all applicable state securities laws in connection with the offering of such securities, as well as compliance with the terms of the offering set forth in the Registration Statement.

This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity. This opinion is provided to you as of the date hereof. We undertake no, and hereby disclaim any obligation to advise you of any change in any matter set forth herein. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity.

We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Jeffrey S. Tullman, President